===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              ORGANOGENESIS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                               ORGANOGENESIS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                    Date:  Friday, May 14, 1999
                    Time:  10:00 a.m.
                    Place: The Westin Hotel
                           70 Third Avenue
                           Waltham, Massachusetts



Dear Stockholders:


  You are cordially invited to attend our Annual Meeting of Stockholders and to vote on the following proposals:


     Item 1.  Elect eight directors to serve for the ensuing year;

     Item 2. Approve an amendment to our Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock from 40,000,000 to 80,000,000 shares;

     Item 3. Approve amendments to our 1991 Employee Stock Purchase Plan to extend the plan for an additional five years and to adjust the number of shares authorized to be issued under each offering period to 30,000;

     Item 4. Approve an amendment to our 1995 Stock Option Plan to increase the number of shares of common stock available for issuance pursuant to options granted from 2,929,688 to 5,000,000;

     Item 5. Ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as our independent accountants for the 1999 fiscal year; and

     Item 6. Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



  Stockholders of record at the close of business on March 19, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books of the company will remain open for the purchase and sale of our common stock.


                                  By Order of the Board of Directors,


                                  /s/ Donna Abelli Lopolito
                                  Donna Abelli Lopolito, Secretary



150 Dan Road
Canton, Massachusetts 02021
April 12, 1999


                           RETURN ENCLOSED PROXY CARD


  Your vote is important. Whether or not you expect to attend this meeting, please complete, sign and date the enclosed proxy and promptly mail it in the enclosed envelope in order to assure representation of your shares at the meeting. No postage need be affixed if the proxy is mailed in the United States.

                               ORGANOGENESIS INC.
                                  150 Dan Road
                          Canton, Massachusetts 02021


             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  May 14, 1999


About This Proxy
----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Organogenesis Inc. for use at the 1999 Annual Meeting of Stockholders. This meeting will be held on Friday, May 14, 1999 at 10:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the meeting by giving written notice to that effect to the Secretary of the company.


Voting Securities and Votes Required
-------------------------------------

  The holders of a majority of the number of shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and voting on the matter is required for approval of each proposal, other than for the election of directors, which requires a plurality of the votes cast at the meeting, and for the amendment to the Company's Certificate, which requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. With respect to the tabulation of votes, abstentions and broker non-votes will not be counted, except for the proposals to approve the stock plans, where abstentions will be counted as votes against the proposals, and the proposal to amend the Company's Certificate, where abstentions and broker non-votes will both be counted as votes against the proposal.

Record Date and Other Information
---------------------------------

  March 19, 1999 is the record date for the determination of stockholders entitled to vote at the meeting. On this date, an aggregate of 30,494,300 shares of common stock (excluding treasury shares) were outstanding and entitled to vote. Each share is entitled to one vote.

  Our Annual Report for the year ended December 31, 1998 is being mailed to stockholders concurrently with this Notice and Proxy Statement on or about April 12, 1999.

  On the following pages, we have provided information relating to the Board of Directors, principal stockholders, and executive officers, as well as other information required to be disclosed to stockholders, including a comparative stock performance graph. Following this information are the proposals, items one through six, as set forth in the Notice of Annual Meeting.

Information About the Board of Directors
----------------------------------------

     The Board of Directors

  The Board of Directors oversees the business and affairs of Organogenesis Inc. and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, other key executives, and our principal external advisors (legal counsel and outside auditors), by reading reports and other materials that we send them, and by participating in Board and committee meetings.

  During 1998, the Board of Directors held five meetings and four telephonic meetings. Each incumbent director attended all (100%) of the Board of Directors meetings that were held during his or her tenure and all committees of the Board on which he or she served.

     The Committees of the Board

  The Audit Committee is comprised of Dr. Schrafl (chairman), Mr. Cresse and Ms.
  -------------------
Piret. The Audit Committee held one meeting during 1998. The responsibilities of this committee are to: (1) make recommendations to the Board of Directors regarding the engagement of independent accountants; (2) review the arrangements for the scope of the independent audit and the results of the audit and to report on the same to the Board of Directors; (3) establish and monitor policy relative to non-audit services performed by the independent accountants; and (4) assure that the accountants are in fact independent.

  The Compensation Committee is comprised of Mr. Cresse (chairman) and Dr.
  --------------------------
Olsen. The Compensation Committee held two meetings during 1998, one telephonic meeting and one written action in lieu of a meeting. This committee provides recommendations to the Board of Directors as to all elements of compensation arrangements with executive officers. It also administers the 1986 and 1995 Employee Stock Option Plans and the 1999 Nonqualified Stock Option Plan.

  The Executive Committee is comprised of Mr. Stein and Dr. Rovee.  The
  -----------------------
Executive Committee held one meeting during 1998. This committee provides recommendations to the Board of Directors as to granting stock options to employees, who are not officers or directors, under the 1986 and 1995 Employee Stock Option Plans.

  The Management Organization Committee is comprised of Mr. Novack (chairman),
  -------------------------------------
Mr. Cresse, Mr. Olsen, Ms. Piret and Dr. Schrafl. The Management Organization Committee met one time during 1998. This committee reviews and makes recommendation on the company's management organization and the appointments of other company employees referred to the committee.

  The Nominating Committee is comprised of Dr. Schrafl (chairman), Mr. Cresse
  ------------------------
and Mr. Stein. The Nominating Committee held two meetings during 1998. This committee identifies and recommends candidates for nomination to the Board of Directors. It does not consider nominees recommended by stockholders.

     Compensation of Directors

  Directors who are also officers of the company do not receive any compensation for their services as directors. Directors who are not also officers of the company receive $500 for each Board of Directors meeting attended, $300 for each committee meeting attended and a retainer of $1,750 per quarter.

  Under the 1994 Director Stock Option Plan approved by stockholders in 1994, stock options to purchase 15,000 shares of common stock may be granted to non-employee directors upon their initial election as a director. In addition, the plan provides for the grant of options to purchase an additional 10,000 shares to each eligible non-employee director on the second Wednesday of March in each even numbered calendar year commencing in 1996. The plan provides that the option price be at fair market value on the date of grant and vest in equal annual installments over a five-year period beginning one year from the date of grant. All options expire ten years from the date of grant.

Information About Principal Stockholders
-----------------------------------------

  The following table sets forth certain information as of March 19, 1999 with respect to the beneficial ownership of common stock by: (1) each person known to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and nominee for director; (3) each of the executive officers listed in the "Summary Compensation Table" contained on page seven of this proxy; and (4) the directors and executive officers as a group:


                                                                Shares of
                                                              Common Stock        Percent of
                   Name and Address of                        Beneficially       Common Stock
                     Beneficial Owner                          Owned  (1)        Outstanding
                     ----------------                        --------------     -------------
North American Management Corp...........................     2,862,870 (2)          9.4%
Ten Post Office Square
 Boston, MA 02109
Herbert M. Stein.........................................     2,081,597 (3)          6.4%
 71 Fairlee Road
 Waban, MA 02168
David T. Rovee, Ph.D. ...................................       640,732 (4)          2.1%
Richard S. Cresse........................................       114,318 (5)           *
Albert Erani.............................................     1,362,508 (6)          4.5%
Kenneth J. Novack........................................         9,726 (7)           *
Bjorn R. Olsen, M.D., Ph.D. .............................            -                *
Marguerite A. Piret......................................        33,860 (8)           *
Anton E. Schrafl, Ph.D. .................................       411,683 (9)          1.3%
Robert J. Buehler, Ph.D. ................................        88,068 (10)          *
Nancy L. Parenteau, Ph.D. ...............................       232,016 (11)          *
Michael L. Sabolinski, M.D...............................       303,766 (12)          *
All directors and officers as a group (13 persons).......     5,362,268 (13)        15.8%

* Less than 1%.

(1) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses, minor children and grandchildren. The inclusion of such shares in this Proxy Statement, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares.

(2) The information reported is solely based on information provided by North American Management Corp. Under common forms of discretionary account agreements between investment adviser and client, an investment adviser is vested with authority to dispose of shares. North American is an investment adviser and is thus considered, under Securities and Exchange Commission ("SEC") rules, to be a "beneficial owner." An investment adviser need not have any pecuniary interest to be considered a beneficial owner.

(3) Includes 1,938,139 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999; 107,666 shares held by H.M. Stein Associates and 35,792 shares owned. Does not include 1,088,623 of the 1,196,289 shares of common stock held by H.M. Stein Associates as to which Mr. Stein disclaims beneficial ownership.

(4) Includes 500 shares owned and 640,232 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(5) Includes 23,924 shares owned and 90,394 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(6) Based on a Form 4 filed as of January 11, 1999 with the SEC.

(7) Includes 5,976 shares owned and 3,750 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(8) Includes 1,476 shares owned and 32,384 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(9) Includes 306,641 shares owned and 105,042 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.


(10) Includes 20,997 shares owned and 67,071 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(11) Includes 4,883 shares owned and 227,133 shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(12) Represents shares of common stock that are subject to outstanding options exercisable within the 60-day period following March 19, 1999.

(13) Includes 1,362,508 shares held by Mr. Erani; 306,641 shares held by Dr. Schrafl; 107,666 shares held by H.M. Stein Associates; 35,792 shares held by Mr. Stein; 23,924 shares held by Mr. Cresse; 5,976 shares held by Mr. Novack; 1,476 shares held by Ms. Piret; 500 shares held by Dr. Rovee; 20,997 shares held by Dr. Buehler; 4,883 shares held by Dr. Parenteau; 3,523 shares held by Mr. Alan Tuck (Chief Strategic Officer) and 3,488,382 shares of common stock subject to outstanding stock options held by officers and directors that are exercisable within the 60-day period following March 19, 1999.

Information About Executive Officers
------------------------------------

     General

  The following table sets forth the name, age and current position of each non-director executive officer and each such officer's business experience during the past five years.


      Name and Age             Position and Business Experience
      ------------             --------------------------------
Donna Abelli-Lopolito........  Vice President, Finance and Administration and
 Age 41                         Chief Financial Officer, Treasurer and Secretary
                               since March 1996; Partner,PricewaterhouseCoopers
                               LLP prior to March 1996.

Robert J. Buehler, Ph.D......  Vice President, Operations since November 1995;
 Age 51                        Director, Process Development from August 1994 to
                               November 1995; Director, Quality Assurance from
                               June 1993 to August 1994.

Nancy L. Parenteau, Ph.D.....  Senior Vice President, Research and Development
 Age 45                        and Chief Scientific Officer since August 1995;
                               Vice President, Cell and Tissue Science from
                               February 1994 to August 1995; Director, Cell
                               Biology Research prior to February 1994.

Michael L. Sabolinski, M.D...  Senior Vice President, Medical and Regulatory
 Age 43                         Affairs since August 1995; Vice President,
                               Medical and Regulatory Affairs from February 1994
                               to August 1995; Director of Clinical and
                               Regulatory Affairs prior to February 1994.

Alan W. Tuck.................  Chief Strategic Officer since September 1997; at
 Age 50                        various times from August 1996 to June 1998:
                               Strategic Advisor to Dyax Corp, Executive Vice
                               President and Chief Strategic Officer Biocode
                               Inc., and Chief Strategic Officer ImmuLogic
                               Pharmaceutical Corporation; President & CEO T
                               Cell Sciences Inc. February 1992 to May 1996;
                               Vice President Marketing and Business Development
                               Biogen Inc. October 1987 to November 1991.
                               Director of Genzyme Transgenics Corporation and
                               Apogee Technology, Inc.


     Compensation Committee Report on Executive Compensation

  Overview:  The Compensation Committee of the Board of Directors is comprised
  ---------
of two independent non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies regarding executive officers. The committee also recommends to the Board of Directors the base annual cash compensation and annual cash bonuses to be paid to each executive officer. Additionally, the committee grants options to executive officers.

  The overall policy on compensation, as adopted by the committee, is to provide competitive compensation to enable the company to attract and retain qualified executive officers. The compensation of the executive officers is structured and administered to promote the achievement of the company's business goals and, thereby, to maximize corporate performance and stockholder returns. The committee believes that, in addition to adequate base cash compensation, it is important to have cash bonuses constitute a significant portion of each executive officer's compensation package in order to tie an individual's compensation level to individual and corporate performance. The committee also believes it is important to have stock incentives constitute a significant portion of each executive officer's compensation package to help align long-term interests of executive officers with the interests of stockholders.

  Compensation of Executive Officers:  Based upon the foregoing, the
  -----------------------------------
compensation of executive officers consists of a mixture of cash base salary, cash bonuses, fringe benefits and long-term common stock incentives. The common stock incentives are provided through stock option plans. The company also maintains a contributory 401(k) program in which executive officers may participate. The maximum contribution that may be paid in any one year by the company under the 401(k) program on behalf of any one employee is $900. In determining the total amount and mixture of the compensation package for each executive officer, the committee, at least once a year, takes into consideration numerous factors such as: (1) compensation of executive officers performing similar functions at comparable and competitive companies; (2) individual performance of each executive officer, including contribution to the company's goals; and (3) the company's short-term and long-term needs and goals, including attracting and retaining key management personnel. As a result of this evaluation, the committee recommends to the Board for approval for each executive officer appropriate changes in existing base salary effective March 1 of each year and an annual cash bonus payable after the end of the calendar year.


  The stock option program is the company's major long-term incentive plan to compensate executive officers. The objectives of this program are to align the executive officers' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executive officers to develop and maintain significant long-term stock ownership in the company's common stock. Stock options generally are granted at an option price equal to the fair market value of the common stock on the date of grant, have ten year terms, and vest ratably over five years. The amount of shares granted increases as a function of higher salary and position. The committee granted stock options to seven executive officers in 1998 to make their compensation package fully competitive with other companies in the industry, as well as with a broader group of companies of comparable size and complexity.

  Compensation of Chief Executive Officer:  Mr. Stein, Chief Executive Officer,
  ------------------------------------------
is eligible to participate in the same executive compensation programs available to other executive officers. The committee has set Mr. Stein's annual compensation at a level it believes necessary to retain Mr. Stein in his executive position and to be comparable with other companies in the industry. Accordingly, in March 1998, Mr. Stein's annual base salary was increased to $340,000 from $316,440 the year before.

  In addition, the committee awarded Mr. Stein a cash bonus of $145,000 and stock options to acquire an aggregate of 187,500 shares of common stock at an exercise price equal to the fair market value on the date of grant. The stock options vest ratably over five years following the date of grant and are subject to Mr. Stein's continued employment with the company. In May 1997, the Board of Directors voted to amend an option granted to Mr. Stein in 1987. The option, which was due to expire in May 1997, was extended for an additional five years. The terms of this fully vested option are to purchase 732,423 shares of common stock at an exercise price of $3.07. The bonus and stock options awarded reflect achievement of and progress towards the company's and Mr. Stein's principal 1998 and future goals and objectives.

  Compliance with Internal Revenue Code Section 162(m):  Section 162(m) of the
  -----------------------------------------------------
Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly traded corporations for compensation over $1 million paid to a corporation's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The company intends to structure its compensation arrangements in a manner that will avoid disallowances under Section 162(m).



                                  Compensation Committee:

                                  Richard S. Cresse, Chairperson
                                  Bjorn R. Olsen, M.D. Ph.D.

     Summary Compensation Table

  The following table sets forth information for each of the last three fiscal years relating to the compensation of the Chairman and Chief Executive Officer and four other most highly compensated executive officers who received cash salary and bonus in excess of $100,000 during 1998 (collectively, the "Named Executive Officers"):

                                                                                       Long-Term
                                                                                      Compensation
                                                                                       Securities
                                                      Annual Compensation              Underlying
                                              -----------------------------------        Stock          All Other
    Name and Principal Position                Year      Salary($)       Bonus($)      Options(#)    Compensation($)
    ---------------------------                ----      ---------      ---------      ----------    ---------------
Herbert M. Stein                               1998       $351,899       $145,000        187,500        $19,594 (1)
  Chairman and Chief Executive Officer         1997        315,358         95,000        263,672         19,594 (1)
                                               1996        291,969         95,000        263,672         19,594 (1)

David T. Rovee, Ph.D.                          1998        292,558         95,000        125,000         10,542 (2)
  President, Chief Operating Officer           1997        263,492         60,000        175,781            900 (3)
                                               1996        243,346         60,000        175,781            900 (3)

Michael L. Sabolinski, M.D.                    1998        185,000         60,000         62,500            900 (3)
  Senior Vice President, Medical Affairs       1997        168,077         35,000         68,359            900 (3)
  and Regulatory                               1996        158,154         35,000         87,891            900 (3)

Nancy L. Parenteau, Ph.D.                      1998        184,039         65,000         68,750            900 (3)
  Senior Vice President, Research and          1997        162,116         40,000         78,125            900 (3)
  Development and Chief  Scientific            1996        145,385         30,000         87,891            900 (3)
  Officer

Robert J. Buehler, Ph.D.                       1998        148,104         40,000         37,500            900 (3)
  Vice President, Operations                   1997        126,731         40,000         48,828            900 (3)
                                               1996        111,789         15,000         19,531            900 (3)

(1) Amounts shown are insurance premiums paid by the company for a life insurance policy on Mr. Stein of which the company is not a beneficiary and $10,000 paid for personal financial consulting services.

(2) Amount shown includes $9,642 for relocation expenses paid in accordance with Dr. Rovee's employment agreement and $900 contributed by the company pursuant to its 401(k) Plan.

(3) Reflects amounts contributed by the company pursuant to its 401(k) Plan.

     Option Grants in Last Fiscal Year

  The following table sets forth information regarding options granted during the year ended December 31, 1998 to the Named Executive Officers:

                                          Individual Grants
                                   ---------------------------------
                                   Number      Percent of
                                     of          Total                                           Potential Realized Value
                                  Securities    Options                                          at Assumed Annual Rates
                                  Underlying    Granted to                                      of Stock Price Appreciation
                                   Options      Employees    Exercise               Grant Date      for Option Term (2)
                                   Granted      In Fiscal    Price (1)  Expiration    Value      -------------------------
            Name                     (#)          Year       ($/Share)     Date       At 0%         At 5%        At 10%
            ----                   ---------    ---------    ---------   --------    -------     -----------   -----------
Herbert M. Stein...............     187,500        19.95%     $24.80      3/17/08     $ --       $2,924,360    $7,410,902
David T. Rovee, Ph.D. .........     125,000        13.30       24.80      3/17/08       --        1,949,573     4,940,602
Michael L. Sabolinski, M.D. ...      62,500         6.65       24.80      3/17/08       --          974,787     2,470,301
Nancy L. Parenteau, Ph.D. .....      68,750         7.31       24.80      3/17/08       --        1,072,265     2,717,331
Robert J. Buehler, Ph.D. ......      37,500         3.99       24.80      3/17/08       --          584,872     1,482,180

(1) All options were granted at an exercise price equal to the fair market value of common stock on the date of grant. Options are exercisable in five equal annual installments of 20% each year commencing one year from the date of grant. In addition, the options vest fully in the event of a change in control. See "Compensation Arrangements" on the next page.

(2) Amounts shown under these columns are the results of calculations of the 5% and 10% rates required by the SEC and are not intended to forecast future appreciation of the stock price. The table does not take into account any appreciation in the price of the common stock to date.

  The following table sets forth certain information regarding options held as of December 31, 1998 by the Named Executive Officers.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


                                                                  Number of Securities
                                                                 Underlying Unexercised          Value of Unexercised
                                                                      Options at               In-the-money Options at
                                    Shares                         Fiscal Year-End (1)          Fiscal Year-End (1)(2)
                                 Acquired on      Value       --------------------------     --------------------------
        Name                    Exercise  (#)  Realized ($)   Exercisable  Unexercisable     Exercisable  Unexercisable
        ----                    -------------  ------------   -----------  -------------     -----------  -------------
Herbert M. Stein...............         --        $ --          1,736,575     644,532        $11,624,419      $963,283
David T. Rovee, Ph.D. .........         --          --            505,857     429,690          2,897,472       642,199
Michael L. Sabolinski, M.D. ...         --          --            235,600     208,985          1,307,365       374,528
Nancy L. Parenteau, Ph.D. .....         --          --            160,647     218,166            838,355       351,314
Robert J. Buehler, Ph.D. ......         --          --             45,899      97,802            147,967        50,814

(1) Options granted under the 1986 and 1995 Stock Option Plans become exercisable in five equal annual installments of 20% each year commencing one year from the date of grant.

(2) The value of unexercised in-the-money options represents the difference between the closing price of the company's common stock on the American Stock Exchange on December 31, 1998 and the option exercise price.

     Compensation Arrangements
     --------------------------

   The company has a Severance Benefits Plan for all of the executive officers, including Mr. Stein and Dr. Rovee, that provides for certain benefit payments in the event that an officer's employment is terminated involuntarily following a change in control of the company. As defined in the plan, a change in control will occur: (1) in the event that any person acquires 30% or more of the combined voting power of the company's then outstanding securities; (2) if a majority of the Board of Directors changes, unless the change was approved by a vote of at least a majority of the Board of Directors prior to such change; (3) in the event that the stockholders approve a merger or consolidation of the company, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the company in which no person acquires more than 30% of the combined voting power of the company's then outstanding securities; or (4) in the event that the stockholders of the company approve a plan of complete liquidation or the sale of all or substantially all of the company's assets.

   All stock options held by employees, including executive officers, and directors fully vest upon a change in control, as defined above.

     1999 Nonqualified Stock Option Plan

  Introduction:  On March 19, 1999, the Board of Directors adopted the 1999
  -------------
Nonqualified Stock Option Plan (the "1999 Plan") providing for the issuance of up to 1,000,000 shares of common stock (subject to adjustment for any dividend, stock split or other relevant changes in capitalization). The Board of Directors' primary reason for adopting the 1999 Plan was to enhance the company's ability to retain and motivate key qualified persons who are officers, directors, and consultants. The market value of the total number of shares that may be issued under the 1999 Plan is $13,125,000, based on the closing price of the common stock on the American Stock Exchange on March 19, 1999.

   Summary of the 1999 Plan:  Under the 1999 Plan, the Compensation Committee of
   -------------------------
the Board of Directors may grant non-qualified stock options to officers, directors, and consultants. The committee selects the individuals to whom options are granted and determines: (1) the number of shares of common stock covered by the option; (2) when the option becomes exercisable; (3) the duration of the option, which may not exceed ten years; and (4) the vesting period, which, for officers, will generally occur ratably over a five-year period beginning one year from the date of grant. All stock options held under this plan fully vest upon a change in control, as defined above in the previous section.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who own more than 10% of the company's common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Such persons are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms received by us with respect to 1998, or written representations from certain reporting person, we believe that, during the preceding year, directors, officers and persons who own more than 10% of the company's common stock have complied with all filing requirements, except that one Form 3 report was not filed on a timely basis covering options to acquire common stock by Alan W. Tuck, an officer.

Certain Transactions
---------------------

  In 1995, the company's wholly owned subsidiary, ECM Pharma Inc., licensed from Harvard University a compound that has the potential to regulate the breakdown of extracellular matrix and to modify tissue remodeling. ECM Pharma also entered into a research collaboration with Harvard Medical School, under the direction of Dr. Olsen, related to the discovery of extracellular matrix-related therapeutics. We expended approximately $217,691 and $38,082 during 1997 and 1998, respectively, to fund the research collaboration. Dr. Olsen is a member of the Board of Directors.

  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. are legal counsel to the company. Mr. Novack, who joined the Board of Directors in March 1998, is Of Counsel to this firm.

  As of March 31, 1999, we raised $20,000,000 through the private placement of 7%, five-year convertible debentures and 400,000 warrants to purchase common stock. The debentures are convertible at a fixed price of $15.00 per share and mature on March 29, 2004. The warrants grant the right to purchase one share of common stock at the exercise price of $22.50 for each $50.00 in face value of the convertible notes at any time before March 30, 2004. Mr. Erani, a member of the Board of Directors and principal stockholder, purchased $2,500,000 of the convertible notes and North American Management Corporation, a principal stockholder, purchased $1,250,000 of the convertible notes.

Scientific Advisory Board
--------------------------

  We have a Scientific Advisory Board comprised of five physicians, professors and scientists in various fields of medicine and science. The SAB meets from time to time to advise and consult with management and scientific staff.
Members of the SAB receive a $1,000 fee for each meeting attended and are reimbursed for expenses in attending meetings. Non-statutory stock options have been granted to members of the SAB. As of March 19, 1999, members of the SAB held options, in connection with their service as SAB members, to purchase an aggregate of 4,883 shares of common stock at an average exercise price of $8.32 per share under the 1986 Stock Option Plan.

Comparative Stock Performance Graph
-----------------------------------

  The graph below compares the cumulative total stockholder return on the company's common stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the AMEX Biotechnology Index during the five years ending December 31, 1998. The graph and table assume $100 was invested on December 31, 1993 in the company's common stock and in each of the foregoing indices.


                             [GRAPH APPEARS HERE]


                                       1993       1994       1995       1996       1997       1998
                                     ---------  ---------  ---------  ---------  ---------  ---------
Organogenesis Inc. .................   100.00    220.83      255.21    315.97      583.22     298.39
S&P 500 Index.......................   100.00    101.36      139.33    171.24      228.35     293.60
AMEX Biotechnology Index............   100.00     70.88      115.54    124.63      140.28     159.90

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

  Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect as directors the eight nominees named below. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. We do not presently contemplate that any of the nominees will be unavailable.

  The following table sets forth the name and age of each nominee and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, when he or she first became a director of the company and the names of other publicly held companies of which he or she serves as a director:


                                          Principal Occupation,                     First
                                           Business Experience                     Became a
      Name and Age                          and Directorships                      Director
      ------------                          -----------------                      --------
Richard S. Cresse...........    Consultant; Corporate Vice President,                 1986
 Age 71                         Arthur D. Little, Inc. from 1988 to 1997.

Albert Erani................    Founder and Principal of A&E Stores, Inc.;            1998
Age 58                          Principal of Vanlex Stores, Inc.

Kenneth J. Novack...........    Vice Chairman of America Online, Inc. and             1998
 Age 57                         Of Counsel to the law firm of Mintz, Levin,
                                Cohn, Ferris, Glovsky and Popeo, P.C.; Director
                                of Appleton Partners, Inc. and Ekco Group, Inc.
                                and Advisory Director of Gordon Brothers Companies.

Bjorn R. Olsen, M.D., Ph.D..    Professor of Oral Biology and Chairman,               1994
 Age 58                         Harvard-Forsyth Department of Oral Biology,
                                Forsyth Dental Center, Harvard School of Dental
                                Medicine since 1998.  Hersey Professor of Cell
                                Biology, Department of Cell Biology, Harvard
                                Medical School prior to 1998.

Marguerite A. Piret.........    President of Newbury, Piret & Company, Inc., an      1995
Age 51                          investment banking company, since 1981; Trustee
                                of the Pioneer Mutual Funds.

David T. Rovee, Ph.D. ......    President and Chief Operating Officer of             1994
 Age 59                         Organogenesis Inc. since February 1994; Vice
                                President of Research and Development from
                                November 1991 to February 1994; employed by
                                Johnson & Johnson for the prior 25 years;
                                Director of Specialized Health Products
                                International, Inc.

Anton E. Schrafl, Ph.D. ....    Deputy Chairman of "Holderbank" Financiere           1987
 Age 67                         Glaris Ltd., a Swiss manufacturer of cement,
                                since July 1984; Director of Apogee
                                Technology, Inc.

Herbert M. Stein............    Chairman of the Board of Directors of                1986
 Age 70                         Organogenesis Inc. since February 1991; Chief
                                Executive Officer since January 1987; Director
                                of Ekco Group, Inc. and Apogee Technology, Inc.

  The Board of Directors Recommends a Vote "FOR" Electing these Eight Nominees

                                   ITEM NO. 2
          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

  On March 19, 1999, the Board of Directors voted to amend the Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of authorized shares of common stock from 40,000,000 to 80,000,000 shares. Stockholders are being asked to approve this amendment at the Annual Meeting.

  Authorized common stock currently consists of 40,000,000 shares, $.01 par value per share, of which 30,454,300 shares (excluding 40,000 treasury shares) were outstanding as of March 19, 1999. Approximately 6,362,662 shares were duly authorized and reserved for issuance pursuant to stock option plans; 320,335 shares were duly authorized and reserved for issuance pursuant to a stock purchase plan; and 663,712 shares were duly authorized and reserved for issuance pursuant to outstanding warrants and Series C convertible preferred stock outstanding. The Board of Directors believes that the authorization of additional shares of common stock is desirable to provide shares for issuance in connection with possible future stock dividends, future financings, joint ventures, acquisitions or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of common stock with the exception of the shares of common stock available for issuance described above. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of common stock without the necessity of further stockholder action. Holders of common stock have no preemptive rights with respect to any shares that may be issued in the future.


 The Board of Directors Believes that Approval of the Amendment to the Restated
  Certificate of Incorporation is in the Best Interests of the Company and its Stockholders and Recommends a Vote "FOR" this Proposal.

                                   ITEM NO. 3
            PROPOSAL TO AMEND THE 1991 EMPLOYEE STOCK PURCHASE PLAN

     Introduction

   The stockholders approved the 1991 Employee Stock Purchase Plan, which was subsequently amended at the 1993 Annual Meeting of Stockholders. As amended, the plan currently provides for sixteen semi-annual offerings of 12,500 shares each. To date 45,878 shares have been issued under the plan. On March 19, 1999, the Board of Directors voted to amend the plan, subject to stockholder approval, to: (1) extend the plan for five additional years; (2) authorize ten additional semi-annual offerings of 30,000 shares each; and (3) amend, accordingly, the offering commencement and termination dates. If not amended, the plan will terminate on December 31, 1999. The Board of Directors believes the amendments are necessary to continue to provide an incentive to current employees and attract new employees. Stockholders are being asked to approve this amendment at the Annual Meeting.

     Administration and Eligibility

   The Compensation Committee of the Board of Directors administers the plan and is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the plan. With certain exceptions, all employees, including officers, employed for at least six months on the applicable offering commencement date are eligible to participate in the plan. We currently have approximately 168 eligible employees. Non-employee directors are not eligible to purchase shares under the plan.

     Offerings; Number and Purchase Price of Shares

   The plan, as amended, will consist of semi-annual offerings of 30,000 shares each. The number of shares available for an offering may be increased, at the election of the Compensation Committee, by the number of shares, if any, that were made available, but not purchased, during an earlier offering.

   During each offering, the maximum number of shares that may be purchased by a participating employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of common stock on the first day of the offering period is divided into an amount equal to the percentage of the employee's monetary compensation that he or she has elected to have withheld during the offering period. An employee may elect to have up to 5% deducted from his or her regular salary (as adjusted) for this purpose. The price at which the employee's option is exercised is the lower of (1) 85% of the closing price of the common stock on the American Stock Exchange on the day that the offering commenced or (2) 85% of the closing price on the day that the offering terminates.

   Offerings under the plan commence on January 1 and July 1 and terminate, respectively, on June 30 and December 31. The final offering under the plan, as amended, will terminate on December 31, 2004. The fair market value of the common stock available under the plan was $4,204,397 as of March 19, 1999.

     Federal Income Tax Consequences

   The plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the tax code. The tax code provides that the employee will not realize any federal tax consequences when such employee joins the plan, or when an offering ends and such employee receives shares of the company's common stock. The employee must, however, recognize income or loss on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If the employee has owned the shares for more than one year, disposes of them at least two years after the date an offering commenced, and the market price of the shares on the date of sale is equal to or less than the purchase price under the plan, he or she will recognize a long-term capital loss in the amount equal to the price paid over the sale price. If the employee has owned the shares for more than one year, more than two years has elapsed from the date the offering commenced, and the market price of the shares on the date of sale is higher than the purchase price under the plan, the employee must recognize ordinary income in an amount equal to the lesser of (a) the fair market value of the shares on the day the offering commenced over the price paid, or (b) the excess of the amount actually received for the shares over the purchase price. Any further gain will be treated as long-term capital gain.

   If the employee sells the shares prior to holding them for more than one year or prior to two years from the date the offering commenced, he or she must recognize ordinary income in the amount of the difference between the price he or she paid for the shares and the market price of the shares on the date of purchase. The company will receive an expense deduction for the same amount, subject to the limitations of Section 162(m) of the tax code. The employee will also recognize a capital gain or loss on the difference between the sale price and the market price on the date of purchase. The company will not be entitled to a tax deduction upon either the purchase or sale of shares under the plan if the holding period requirements set forth above are met. The plan is not qualified under Section 401(a) of the Code.

     Amendment of the Purchase Plan

   The Board of Directors may, at any time, terminate or amend the plan. However, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted that would adversely affect the rights of any participant. Additionally, an amendment may not be made without the approval of the stockholders within twelve months of such amendment, if such amendment would (1) materially increase the benefits accruing to the participants, (2) materially increase the number of shares that may be issued under the plan, or (3) materially modify the requirements as to eligibility for participation under the plan.

   Because participation in the plan is voluntary, we cannot now determine the number of shares of common stock to be purchased by any particular executive officer, by all current executive officers as a group or by employees (other than executive officers) as a group. For additional information regarding ownership of the company's common stock by executive officers, see "Principal Stockholders" on page three of this proxy.

The Board of Directors Believes that Approval of the Amendments to the Employee Stock Purchase Plan is in the Best Interests of the Company and its Stockholders
                   and Recommends a Vote "FOR" this Proposal.

                                   ITEM NO. 4
                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

     Introduction

  The 1995 Stock Option Plan (the "1995 Plan") was first approved by shareholders at the 1995 Annual Meeting of Stockholders. The 1995 Plan was intended to replace the 1986 Stock Option Plan (the "1986 Plan"), which was due to expire. The Board of Directors believes that the continued growth and success of the company depends, in a large part, upon its ability to attract, retain and motivate employees. Accordingly, on March 19, 1999, the Board of Directors voted to amend the 1995 Plan, subject to stockholder approval, to increase the number of shares of common stock specifically reserved for issuance under the 1995 Plan by 2,070,312 shares, from 2,929,688 shares to 5,000,000 shares. The increase of 2,070,312 shares equals approximately 6.8% of the shares of common stock outstanding on March 19, 1999. Stockholders are being asked to approve this amendment at the Annual Meeting.

     Administration and Eligibility

  The 1995 Plan is administered by the Executive Committee of the Board of Directors and, for purposes of grants to officers and directors subject to
Section 16 of the Securities Exchange Act of 1934, by the Compensation Committee of the Board of Directors. Both non-statutory stock options and incentive stock options intended to qualify under Section 422 of the tax code may be granted under the 1995 Plan. All officers and employees are eligible to receive incentive stock options under the 1995 Plan. All officers, directors, employees and non-employee consultants, including members of the Scientific Advisory Board, are eligible to receive non-statutory options under the 1995 Plan.

  The Executive and Compensation Committees select the individuals to whom options are granted and determine: (1) the type of option to be granted; (2) the number of shares of common stock covered by the option; (3) when the option becomes exercisable; and (4) the duration of the option which, in the case of incentive stock options, may not exceed ten years. Vesting generally occurs ratably over a five-year period beginning one year from the date of grant. No one person may be issued options to purchase more than 500,000 shares of common stock in any one calendar year. Stock options granted under the 1995 Plan may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of incentive stock options granted to employees holding 10% or more of voting stock). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by an employee may not exceed $100,000.

     Federal Income Tax Consequences

   The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

   Incentive Stock Options:  No taxable income will be recognized by an optionee
   ------------------------
upon the grant or exercise of an incentive stock option granted under the 1985 Plan, and no corresponding expense deduction will be available to the company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (1) two years from the grant of the option and
(2) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee of a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

   If the optionee sells the shares prior to the expiration of the Statutory Holding Period (a "disqualifying disposition"), he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise less the option price, or (2) the amount realized on the disposition of the stock less the option price, and the company will receive a corresponding business expense deduction. However, special rules may apply to an optionee who is an officer or a director. The amount by which the proceeds of sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and a short-term capital gain if the shares are held for a shorter period. In the case of a sale where a loss, if sustained, would have been recognized, the amount of the optionee's income, and the amount of the company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

   Non-Statutory Stock Options:  No taxable income is recognized by the
   ---------------------------
optionee upon the grant of a non-statutory qualified stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by directors and officers. The company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Change in Control of the Company

  In the event of a change of control (as defined below), all grants outstanding as of the date such change in control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A change in control will occur or be deemed to have occurred only if any of the following events occur: (1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the company, any trustee or other fiduciary holding securities under an employee benefit plan, or any corporation owned directly or indirectly by stockholders in substantially the same proportion as their ownership of stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities; (2) individuals who, as of the date this plan is adopted, constitute the Board of Directors (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) will be, for purposes of this plan, considered as though such person were a member of the Incumbent Board; (3) stockholders approve a merger or consolidation with any other corporation, other than (A) a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 30% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the then outstanding securities; or (4) the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the company's assets.

     Section 162(m)

   Under Section 162(m) of the tax code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the 1995 Plan. However, certain types of compensation are exempted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the 1995 Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" exempted from the limit of
Section 162(m). However, compensation expense in connection with any other incentive awards under the 1995 Plan will be subject to this limit.

     Outstanding Options

  As related to the 1995 Plan as of March 19, 1999:

 .   Options outstanding were held by 192 officers, employees and consultants for the purchase of a total of 2,626,186 shares of common stock at exercise prices of $8.32 to $31.00 per share;

 .   142,265 shares of common stock remained available for future grants;

 .   The average exercise price for options outstanding was $14.52 per share; and
    The expiration dates of options outstanding ranged from March 13, 2006 to March 15, 2009.

   The following table sets forth, as to the executive officers named in the compensation table on page seven and as to all executive officers as a group, the number of shares of common stock covered by options granted between January 1, 1996 and March 19, 1999 and the weighted average per share option price thereof. No options were exercised by these officers during the relevant period.


                                               Granted January 1, 1996 to
                                                    March 19, 1999
                                               --------------------------
                                               Number of
                                                Shares          Weighted
                                               Covered by     Average Per
                                                Options       Share Option
           Name                                 Granted          Price
           ----                                ----------     ------------
Herbert M. Stein..........................        714,846         $13.82
David T. Rovee, Ph.D. ....................        476,563          10.75
Michael L. Sabolinski, M.D. ..............        218,751          10.69
Nancy L. Parenteau, Ph.D. ................        234,767          11.10
Robert J. Buehler, Ph.D...................        105,859          15.63
All officers as a group (7 persons).......      1,938,287          13.71


  The Board of Directors Believes that Approval of the Amendments to the 1995
      Stock Incentive Plan is in the Best Interests of the Company and its Stockholders and Recommends a Vote "FOR" this Proposal.

                                   ITEM NO. 5
          PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the 1999 fiscal year. PricewaterhouseCoopers LLP has served as independent accountants since 1986. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders. Stockholders are being asked to ratify this selection at the Annual Meeting.

The Board of Directors Recommends a Vote "FOR" Ratification of the Selection of
                          the Independent Accountants

                                   ITEM NO. 6
                                 OTHER MATTERS

  We do not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  The expenses connected with soliciting proxies will be borne by the company. In addition to solicitations by mail, directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. We will pay a fee of approximately $7,000 to Georgeson & Company Inc. to assist with the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and will be reimbursed for out-of-pocket expenses in connection with the distribution of proxy materials.

Deadline for Submission of Stockholders Proposals
--------------------------------------------------

  In order to be considered for addition to the agenda for the Annual Meeting of Stockholders in the year 2000 and to be included in the Proxy Statement and form of proxy, stockholders' proposals must be received by the company no later than December 3, 1999. In order to be considered for presentation at the Annual Meeting of Stockholders in the year 2000, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company's Restated By-Laws and be received by the Company no later than February 28, 2000 and no earlier than January 28, 2000. Stockholder proposals should be delivered in writing to the Secretary, Organogenesis Inc., 150 Dan Road, Canton, Massachusetts 02021. A copy of the Company's Restated By-Laws may be obtained from the Company upon written request to the Secretary.


                                  By Order of the Board of Directors,


                                  /s/ Donna Abelli Lopolito
                                  Donna Abelli Lopolito, Secretary

Canton, Massachusetts
April 12, 1999


The Board of Directors hopes that Stockholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation is appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their Proxies.

                        1999 Annual Shareholder Meeting

                             Westin Hotel, Waltham

                              Friday, May 14, 1999



       Organogenesis Inc. will host its 1999 Annual Shareholder Meeting at the Westin Hotel in Waltham, MA on Friday, May 14, 1999.



                           Shareholders Please Note:



                       Registration will open at 9:00 AM

                    Meeting will start promptly at 10:00 AM



                     Directions to the Annual Meeting Site:



               From I-95 (Route 128) - Exit 27A,  Totten Pond Road.



               From I-95 South - Exit 27A, cross overpass to stoplight.
               ---------------   Take right onto Third Avenue.



               From I-95 North - Exit 27A, keep right at fork in the ramp.  Make
               ---------------   hairpin turn onto Third Avenue.



          From Logan Airport - Follow signs to exit airport. After exiting airport, follow signs to Sumner Tunnel. After exiting tunnel, take I-93 South to I-90 West (Mass. Turnpike) to I-95 North (follow directions above).

          Hotel entrance is first left after passing hotel.  Follow road through
                                       -----
          to the main entrance, parking garage straight ahead.

PROXY                                                                      PROXY

                               ORGANOGENESIS INC.

                 Annual Meeting of Stockholders -- May 14, 1999


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned, revoking all prior proxies, hereby appoint(s) Herbert M. Stein, David T. Rovee and Donna Abelli Lopolito and each of them, with full power of substitution, as proxies to represent and vote, as designated hereon, all shares of stock of Organogenesis Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, May 14, 1999 at 10:00 A.M., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as properly may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of Directors and FOR Items 2 through 5. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.


        Please fill in, sign, date and mail this Proxy in the enclosed post-paid return envelope
                 (Continued and to be signed on reverse side)

Please mark your votes as in this example:  [X]


        Unless otherwise instructed, this Proxy will be voted IN FAVOR of the items set forth below.


      The Board of Directors recommends a vote "FOR" Items 1 through 5.



1.  Election of Directors       Nominees:   Richard S. Cresse
                                            Albert Erani
                                            Kenneth J. Novack
                                            Bjorn R. Olsen, M.D., Ph.D.
                                            Marguerite A. Piret
FOR    AGAINST                              David T. Rovee, Ph.D.
                                            Anton E. Schrafl, Ph.D.
[ ]     [ ]                                 Herbert M. Stein


FOR, except vote WITHHELD from the following nominee(s):


-------------------------------------------------------


2. Approve an amendment to our Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock from 40,000,000 to 80,000,000 shares.


FOR   AGAINST  ABSTAIN

[ ]    [ ]       [ ]


3. Approve amendments to our 1991 Employee Stock Purchase Plan to extend the plan for an additional five years and to adjust the number of shares authorized to be issued under each offering period to 30,000.


FOR   AGAINST  ABSTAIN

[ ]    [ ]       [ ]


4. Approve an amendment to our 1995 Stock Option Plan to increase the number of shares of common stock available for issuance pursuant to options granted under the plan from 2,929,688 to 5,000,000.


FOR   AGAINST  ABSTAIN

[ ]    [ ]       [ ]


5. Ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the 1999 fiscal year.


FOR   AGAINST  ABSTAIN

[ ]    [ ]       [ ]



SIGNATURE                                                 DATE
          --------------------------------------------         ---------------
SIGNATURE                                                 DATE
          --------------------------------------------         ---------------


Please sign exactly as name(s) appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.